Exhibit 10.5

STOCK PLEDGE AGREEMENT

This STOCK PLEDGE AGREEMENT (this "Agreement") is made and entered into as of October 7, 2002 entered into by and among Alterra Healthcare Corporation, a Delaware corporation ( "Pledgor"), and JER/NHP Senior Living Acquisition, LLC, a Delaware limited liability company ("Secured Party").

R E C I T A L S

A.          Pledgor is the legal and beneficial owner of all of the shares of stock (collectively, the "Pledged Shares") issued by ALS Leasing, Inc., a Delaware corporation (the "Company"), as such Pledged Shares are further described on Schedule 1.

B.     Secured Party, as "Landlord," and Company, as "Tenant," have entered into that certain Master Lease of even date herewith (as amended, modified or revised from time to time, the "Lease"), pursuant to which Secured Party has agreed to lease to Tenant the Premises described in the Lease. All initially capitalized terms not otherwise defined herein shall have the meanings given to them in the Lease.

C.     Pledgor has executed that certain Guaranty of Lease and Letter of Credit Agreement of even date herewith (as amended, modified or revised from time to time, the "Guaranty"), guarantying, among other things, the full performance by Tenant under the Lease.

D.     Tenant has executed that certain Letter of Credit Agreement of even date herewith (as amended, modified or revised from time to time, the "LC Agreement"), pursuant to which Tenant has agreed, among other things, to post and maintain a letter or letters of credit with Landlord as a partial collateral for the Lease obligations.

E.     It is a condition precedent to the Secured Party's obligations under the Lease that Pledgor executes and delivers this Agreement and that Pledgor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals (which by this reference are incorporated herein), in order to induce Secured Party to enter into the Lease and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

    Pledge of Security. Pledgor hereby pledges to Secured Party, and hereby grants to Secured Party a security interest in, all of Pledgor's right, title and interest in and to the following (collectively, the "Pledged Collateral"):
            (i) The Pledged Shares and the certificates representing the Pledged Shares and all dividends, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares; and (ii) any and all additional shares of, and all securities convertible into, and all warrants, options and other rights to purchase, capital stock of the Company from time to time acquired by Pledgor in respect or on account of Pledgor's ownership of the Pledged Shares (which shares shall be deemed to be part of the Pledged Shares); and
            To the extent not covered by Section 1(a), all proceeds of any or all of the foregoing Pledged Collateral. The term "proceeds" shall have the meaning assigned that term under the Uniform Commercial Code (the "Code") as in effect in California and, shall include, but not be limited to, any and all (i) payments under insurance, (ii) proceeds of any indemnity or guaranty payable to Pledgor or Secured Party from time to time with respect to any of the Pledged Collateral and (iii) any other amounts from time to time paid or payable under or in connection with any of the Pledged Collateral or otherwise receivable or received when the Pledged Collateral is or proceeds are sold, collected, exchanged, or otherwise disposed of, whether such disposition is voluntary or involuntary.

    Security for Obligations. This Agreement secures, and the Pledged Collateral is collateral security for: payment in full by Tenant of all Minimum Rent other Rent and all other charges, reserves and other amounts due under the Lease in the manner and at the time prescribed in the Lease (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)); the full, complete and timely performance by Tenant of all covenants, indemnities and other obligations under the Lease including any indemnities or other obligations of Tenant that survive the expiration or earlier termination of the Lease; payment in full by Pledgor of all amounts due under the Guaranty in the manner and at the time prescribed in the Guaranty (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)); the full, complete and timely performance by Pledgor of all covenants, indemnities and other obligations under the Guaranty including any indemnities or other obligations of Guarantor that survive the expiration or earlier termination of the Guaranty; payment in full by Tenant of all amounts due under any LC Agreement in the manner and at the time prescribed in such LC Agreement (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a)); the full, complete and timely performance by Tenant of all covenants, indemnities and other obligations under any LC Agreement including any indemnities or other obligations of Tenant that survive the expiration or earlier termination of any LC Agreement; and all other obligations and liabilities of every nature of Tenant under the Lease and the LC Agreement and Pledgor under the Guaranty, now or hereafter existing under or arising out of or in connection with the Lease, the LC Agreement or the Guaranty, as applicable, and all amendments, revisions, renewals, replacements, restatements or extensions (including an extension of the Term of the Lease by holding over), whether for rent, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Tenant or any entity comprising Guarantor, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, irrespective of whether jointly owed with others, and irrespective of whether from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement (collectively, the "Secured Obligations").

    Delivery of Pledged Collateral. Subject to the provisions of Section 22, all certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Secured Party. Upon the occurrence and during the continuance of an Event of Default (as defined below), Secured Party shall have the right, at any time in its discretion and without notice to Pledgor, to transfer or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral.

    Representations and Warranties. Pledgor represents and warrants as follows:
            Pledgor is the legal, record and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, preferential arrangement or other charge or encumbrance (each a "Lien") except for the security interest created by the Stock Pledge Agreement entered into in connection with the Companion Lease (the "Existing Lien") and except for the security interest created by this Agreement.
            The Pledged Shares constitute all of the outstanding shares of the voting stock of the Company, and no other shares of stock or securities, or right to acquire stock or securities, of the Company are issued or outstanding.
            Pledgor has all the requisite capacity, power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; and this Agreement has been duly executed and delivered by Pledgor and constitutes the legally valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms.
            No consent of any other party and no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the execution, delivery and performance of this Agreement by Pledgor.
            The pledge and delivery to Secured Party of the Pledged Collateral pursuant to this Agreement creates a valid and perfected security interest in the Pledged Collateral, securing the payment of the Secured Obligations, subject in priority only to the Existing Lien.
            The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.
            There are no outstanding warrants, options or other rights to purchase, or other agreements outstanding with respect to, or property that is now or hereafter convertible into, or that requires the issuance or sale of, any Pledged Shares.
            The pledge of the Pledged Collateral pursuant to this Agreement does not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.
            Neither this Agreement nor anything provided in or contemplated by this Agreement does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any agreement, document, instrument, right or interest, affecting or relating to Pledgor or any of the Pledged Collateral.
            There are no actions, suits or proceedings pending or, to the best of such Pledgor's knowledge after due inquiry, threatened before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting any of the Pledged Collateral or against Pledgor that, if determined adversely to Pledgor, would adversely affect the value of the Pledged Collateral, the security interest therein granted to, or the rights and remedies of, Secured Party pursuant to this Agreement.

    Certain Covenants. Pledgor hereby covenants that, until the Secured Obligations have been indefeasibly paid in full, Pledgor will:
            not sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except for the Existing Lien and except for the security interest under this Agreement; and
            pay or discharge, prior to delinquency, all taxes, charges, fees, expenses, Liens and assessments of every nature levied or imposed upon the Pledged Collateral.

    Further Assurances. Pledgor agrees that at any time and from time to time, at the expense of Pledgor, Pledgor will promptly execute and deliver, or consent to, as applicable, all further instruments and documents (including, without limitation, financing statements and continuation statements), and take all further actions, that may be necessary or desirable, or that Secured Party may request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

    Voting Rights; Dividends.
            So long as no Event of Default shall have occurred and be continuing Pledgor shall be entitled to receive all dividends and to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose that is not inconsistent with the terms of this Agreement.
            Upon the occurrence and during the continuance of an Event of Default, all rights of Pledgor to receive all dividends and to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 7(a) shall cease, and all such rights shall thereupon become vested in Secured Party who shall thereupon have, subject to the Existing Lien, the sole right to receive such dividends and to exercise such voting and other consensual rights.

    Secured Party Appointed Attorney-In-Fact. Subject to the Existing Lien, Pledgor hereby irrevocably appoints, effective upon and during the continuance of an Event of Default, Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Secured Party's discretion to take any action and to execute and/or deliver any instrument, including but not limited to financing and continuation statements, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect to any of the Pledged Collateral, and to file any claims or take any action or institute any proceedings which Secured Party may deem necessary or desirable for the collection of any of the Pledged Collateral or to enforce the rights of Secured Party with respect to any of the Pledged Collateral.

    Secured Party May Perform. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 14(b).

    Standard of Care. The powers conferred on Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose on it any duty to exercise such powers. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equivalent to that which Secured Party accords its own property consisting of negotiable securities, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, tenders or other matters relating to any Pledged Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

    Events of Default. The occurrence of any of the following shall be an "Event of Default" under this Agreement: (a) the occurrence of any "Event of Default" as defined in the Lease, (b) the occurrence of any default of or breach under this Guaranty or the LC Agreement, or (c) a default or breach by Pledgor of any covenant, representation or warranty made in this Agreement.

    Remedies Upon Default. If any Event of Default shall have occurred and be continuing:
            Subject to the Existing Lien, Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code as in effect in the State of California (or any other state with jurisdiction over the Pledged Collateral) at that time, and Secured Party also may in its sole discretion, without notice (except as specified below), sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Pledged Collateral. Secured Party may be the purchaser of any or all of the Pledged Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of any Pledged Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Pledged Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
            Pledgor acknowledges that, by reason of certain prohibitions contained in the Securities Act of 1933, (as amended, the "Securities Act"), and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Collateral conducted without prior registration or qualification of such Pledged Collateral under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such sales may be at prices and on terms less favorable to Secured Party than those obtainable through a sale without such restrictions (including, without limitation, a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Pledgor agrees that any such sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to delay the sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it.
    Application of Proceeds. All Proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral shall be applied in whole or in part by Secured Party against the Secured Obligations in the following order of priority:

    First:     To the payment of the costs and expenses of such sale, collection or other realization, and all expenses, liabilities and advances made or incurred by Secured Party in connection therewith, including reasonable compensation to Secured Party and its agents and counsel, in accordance with Section 14(b);

    Second:     To the payment in full of all Secured Obligations in such order as Secured Party shall elect; and

    Third:     To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

    Indemnity and Expenses.
            Pledgor hereby agrees to indemnify and defend Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from Secured Party's gross negligence or willful misconduct with respect to the Pledged Collateral.
            Pledgor will upon demand pay to Secured Party the amount of any and all reasonable costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which Secured Party may incur in connection with (i) the custody or preservation of any of the Pledged Collateral after an Event of Default has occurred, or the sale of, collection from, or other realization upon, any of the Pledged Collateral, (ii) the exercise or enforcement of any of the rights of Secured Party hereunder or (iii) the failure by Pledgor to perform or observe any of the provisions hereof. Any such amount not paid by Pledgor at the time and in the manner required hereunder, shall bear interest at the Agreed Rate until paid or, at the option of Secured Party (to be exercised in its sole and absolute discretion) until added to Landlord's Investment pursuant to Section 13.4 of the Lease.
    Waivers of Pledgor.
            Pledgor (to the maximum extent permitted by law) waives any right to require Secured Party to: (i) proceed against any other person or entity; (ii) proceed against or exhaust any other security held from any other person or entity; (iii) pursue any other remedy in Secured Party's power; or (iv) make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protest or notices of dishonor in connection with any obligations or evidences of indebtedness which constitute in whole or in part the Secured Obligations or in connection with the creation of new or additional Secured Obligations;
            Pledgor waives (to the maximum extent permitted by law) any defenses (other than a defense based upon the Secured Obligations having been paid in full) arising by reason of: (i) any disability or other defense of Pledgor or any other entity, including, without limitation, any defense based on or arising out of the unenforceability of any of the Secured Obligations, or legal or equitable discharge of the Secured Obligations or this Agreement; (ii) the cessation from any cause whatsoever, other than payment in full, of the Secured Obligations or the release or substitution of any sureties or guarantors of the Secured Obligations; (iii) any act or omission by Secured Party which directly or indirectly results in or aids the discharge of Pledgor or any of the Secured Obligations by operation of law or otherwise; (iv) the release of any other collateral securing the Secured Obligations or the failure of Secured Party to perfect or maintain the perfection of any such other collateral; (v) any modification of the Secured Obligations, in any form whatsoever, including, but not limited to the increase or decrease in the amount of, renewal, extension, acceleration or other change in the time for payment of the Secured Obligations, and any change in the terms of the Secured Obligations, including, but not limited to, any increase or decrease of the rate of interest on the Secured Obligations; and (vi) any law limiting the liability of or exonerating guarantors or sureties, including, without limitation, California Civil Code Sections 2787 to 2855, inclusive, 2899 and 3433; and
            Until all the Secured Obligations shall have been paid in full, Pledgor waives any right to enforce any remedy which Secured Party now has or may hereafter have against any person or entity guaranteeing or securing the Secured Obligations, and waives any benefit of, or any right to participate in any security whatsoever now or hereafter held by Secured Party for the Secured Obligations.
                 If for any reason whatsoever the Company now or hereafter becomes indebted to Pledgor or any Affiliate of Pledgor, such indebtedness and all interest thereon shall at all times be subordinate in all respects to the Secured Obligations. Notwithstanding anything to the contrary contained in this Agreement or any payments made by Pledgor, Pledgor shall not have any right of subrogation in or under the Lease or the LC Agreement or to participate in the rights and benefits accruing to Secured Party thereunder, all such rights of subrogation and participation, together with all of the contractual, statutory, or common law rights which Pledgor may have to be reimbursed for any payments Pledgor may make to, or performance by Pledgor of any of the Secured Obligations for the benefit of, Secured Party pursuant to this Agreement, being hereby expressly waived and released.

    Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until indefeasible payment in full of all Secured Obligations, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Upon receipt by Secured Party of indefeasible payment in full of all Secured Obligations, and satisfaction of all the terms and provisions of this Agreement (including the provisions of Section 13), Secured Party will return to Pledgor any remaining Pledged Collateral in Secured Party's possession.

    No Waiver by Secured Party. No failure on the part of Secured Party to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein provided are cumulative to the fullest extent permitted by law and are not exclusive of any remedies provided by law.

    Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

    Notices. All notices, requests and demands under this Agreement shall be in writing and sent by personal delivery, U.S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

    If to Pledgor:
    Alterra Healthcare Corporation
    10000 Innovation Drive
    Milwaukee, Wisconsin 53226
    Attention: Mark W. Ohlendorf
    Facsimile: (414) 918-5055

    With a copy to:
    Rogers & Hardin LLP

    2700 International Tower
    229 Peachtree Street, N.E.
    Atlanta, Georgia 30303-1601
    Attention: Miriam J. Dent
    Facsimile: (404) 525-2224

    If to Secured Party:
    Nationwide Health Properties, Inc.
    610 Newport Center Drive, Suite 1150
    Newport Beach, California 92660-6429
    Attention: President and General Counsel
    Facsimile: (949) 759-6876

    And:
    JER Partners
    1650 Tysons Boulevard, Suite 1600
    McLean, Virginia 22101
    Attention: Paul A. Froning
    Facsimile: (703) 714-8060 and
    Attention: Daniel T. Ward, Esq.
    Facsimile: (703) 714-8102

    With a copy to:
    O'Melveny & Myers LLP
    610 Newport Center Drive, Suite 1700
    Newport Beach, California 92660-6429
    Attention: Steven L. Edwards
    Facsimile: (949) 823-6994
    And:
    Pircher, Nichols & Meeks
    1925 Century Park East, Suite 1700
    Los Angeles, California 90067
    Attention: Stevens A. Carey, Esq.
    Facsimile: (310) 201-8922

    A party may designate a different address by notice as provided above. Any notice, demand or request so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by the U.S. Post Office return receipt or the carrier's proof of delivery or, if not so given, upon on the day received (provided that such notice or instrument shall be deemed received on the next succeeding business day if received after 5:00 p.m. (local time)). Delivery to any officer, general partner of principal of a party shall be deemed delivery to such party. If Secured Party notifies Pledgor of the name and address of any lender, Pledgor shall deliver a copy of all its notices concurrently to such lender.

    Miscellaneous Provisions. The titles and headings in this Agreement are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Since each party has been represented by counsel and this Agreement has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. If any part of this Agreement shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words "including", "include" or "includes" are used in this Agreement, they shall be interpreted in a non-exclusive manner as though the words "without limitation" immediately followed. Whenever the words day or days are used in this Agreement, they shall mean "calendar day" or "calendar days" unless expressly provided to the contrary. Unless otherwise expressly provided, any reference to any "Section" means a section of this Agreement (including all subsections), and any reference to any "Exhibit" or "Schedule" means an exhibit or schedule attached hereto. Unless otherwise defined herein or in the this Agreement or the Lease, terms defined in Article 9 of the Code are used herein as therein defined. If more than one Person is Pledgor hereunder, their liability and obligations hereunder shall be joint and several. This Agreement (a) contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (b) may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, (c) may only be amended by a writing executed by the parties, (d) may be assigned by Secured Party (including any assignment for security purposes) to any assignee of, or successor in interest to, its rights under the Lease, (e) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (f) shall be governed by and construed and enforced in accordance with the laws of the State of California, without regard to the conflict of laws rules thereof, and (g) incorporates by this reference any Exhibits and Schedules attached hereto.
    Attorney's Fees. In the event of any action for breach of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and expenses incurred in such action. Attorney's fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provision of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.
    Existing Lien. Secured Party acknowledges the existence of the Existing Lien, and that its rights and remedies under this Agreement with respect to the Pledged Collateral shall be subject thereto. Secured Party further acknowledges that the deliveries required under Section 3 of this Agreement were made in connection with Existing Lien and shall be made pursuant to this Agreement only to the extent that any item to be delivered under Section 3 is returned to Pledgor by the secured party under the Existing Lien while this Agreement remains in force and effect.

[Signatures begin on next page.]

in witness whereof, Pledgor and Secured Party have duly executed and delivered this Agreement as of the date first above written.

PLEDGOR:

ALTERRA HEALTHCARE CORPORATION
a Delaware corporation

By:  /s/ Kristin A. Ferge
Name:      Kristin A. Ferge
Title:      Vice President

Witness:  /s/ Joyce Hansen                       Witness:   /s/ Celeste M. Gantert

SECURED PARTY:

JER/NHP SENIOR LIVING ACQUISITION, LLC,
a Delaware limited liability company

By:     JER/NHP SENIOR HOUSING, LLC,
     a Delaware limited liability company,
     its sole member

By:     NATIONWIDE HEALTH PROPERTIES, INC.,
     a Maryland corporation,
     its managing member

By:  /s/ Donald D. Bradley
Name:     Donald D. Bradley
Title:     Senior Vice President & General Counsel

Witness:                              Witness:

SCHEDULE 1

DESCRIPTION OF PLEDGED SHARES
Company	Certificate Number	Number of of Shares	Dated	Listed Shareholder
ALS Leasing, Inc.	2	100 Common	February 6, 2002	Alterra Healthcare Corporation